EXHIBIT 3



Aegis Mutual Funds
Rule 17g-1 Fidelity Bond Filing
Amount of Single Insured Bond for Joint Insureds
Period of Coverage:  May 1, 2006 - May 1, 2007

                                                             Single Insured
Fund                                                          Bond Coverage
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Aegis Value Fund, Inc.                                           900,000
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Aegis Funds (on behalf of the Aegis High Yield Fund)             125,000
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SK 23261 0002 758793